UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 15, 2012
(Date of earliest event reported)

Texas Rare Earth Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

304 Inverness Way South, Suite 365 Englewood, CO 80112 (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (303) 597-8737

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of Annual General Meeting of Stockholders

On February 15, 2012, Texas Rare Earth Resources Corp. (the “Company”) held its annual general meeting of stockholders at the Denver Marriott South, Salon A, 10345 Park Meadows Drive, Littleton, Colorado 80124 at 10:00 a.m. local time.   Stockholders representing 29,981,475 shares or 85.82% of the shares of common stock authorized to vote (34,935,009) were present in person or by proxy, representing a quorum for the purposes of the annual general meeting.  The stockholders approved the following:

Proposal #1 – Election of Directors
The election of the nominees to the Company’s Board of Directors to serve until the Company’s 2013 annual meeting of stockholders or until successors are duly elected and qualified:
	For	Withheld		Abstained	Broker Non Vote
K. Marc LeVier	8,660,622	18,431,800		613,750	2,275,303
Anthony Marchese	23,686,812	4,003,610		15,750	2,275,303
Daniel Gorski	26,689,212	1,001,510		15,750	2,275,303
Gregory Martin	23,590,812	4,003,610		111,750	2,275,303
James Graham	23,686,912	4,003,510		15,750	2,275,303
Graham Karklin	23,686,912	4,003,510		15,750	2,275,303

Proposal #2 – Appointment of Auditors To ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2012 fiscal year	For	Against	Abstain	Broker Non Vote
	29,895,237	63,191	23,047	0
Proposal #3 – Adoption of Option Plan Share Increase To ratify the Option Plan Share Increase	For	Against	Abstain	Broker Non Vote
	19,740,720	5,342,902	2,622,550	2,275,303

Pursuant to Nevada Revised Statutes Section 78.330, election of directors is by a plurality of the vote.  As the Company had six available director seats on the Company’s Board of Directors and there were six nominees for election, all nominees for election to the Company’s Board of Directors were elected to the Board and will serve until the Company’s 2013 annual meeting of shareholders or until their successors are duly elected and qualified.  The proposals to ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2012 fiscal year and to ratify the increase in the number of shares of common stock  issuable pursuant to the Company’s stock option plan were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: February 21, 2012	By:	/s/ Wm. Chris Mathers
Wm. Chris Mathers Chief Financial Officer